SLM Student Loan Trust 2003-8
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 09/01/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,499,568,013.14	$(120,642,050.49)	$1,378,925,962.65
	ii	Interest to be Capitalized	23,418,452.59		19,819,622.90

	iii	Total Pool	$1,522,986,465.73		$1,398,745,585.55

	iv	Specified Reserve Account Balance	3,807,466.16		3,496,863.96

	v	Total Adjusted Pool	$1,526,793,931.89		$1,402,242,449.51

B	i	Weighted Average Coupon (WAC)	3.195%		3.247%
	ii	Weighted Average Remaining Term	122.98		121.94
	iii	Number of Loans	403,494		379,879
	iv	Number of Borrowers	236,140		223,250
	v	Aggregate Outstanding Principal Balance - T-Bill	$239,601,570.27		$221,016,490.99
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,283,384,895.46		$1,177,729,094.56

						% of		% of
	Notes			Spread	Balance 09/15/04	O/S Securities	Balance 12/15/04	O/S Securities
C	i	A-1 Notes	78442GHL3	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GHM1	0.040%	401,320,931.89	26.285%	276,769,449.51	19.738%
	iii	A-3 Notes	78442GHN9	0.110%	365,000,000.00	23.906%	365,000,000.00	26.030%
	iv	A-4 Notes	78442GHP4	0.200%	699,708,000.00	45.829%	699,708,000.00	49.899%
	vi	B Notes	78442GHQ2	0.560%	60,765,000.00	3.980%	60,765,000.00	4.333%

	vii	Total Notes			$1,526,793,931.89	100.000%	$1,402,242,449.51	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$3,807,466.16	$3,496,863.96
	iv	Reserve Account Floor Balance ($)	$2,005,422.00	$2,005,422.00
	v	Current Reserve Acct Balance ($)	$3,807,466.16	$3,496,863.96

II. 2003-8 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$122,594,780.99
	ii	Principal Collections from Guarantor	5,309,770.98
	iii	Principal Reimbursements	97,427.87
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$128,001,979.84

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$78,637.60
	ii	Capitalized Interest	(7,438,566.95)

	iii	Total Non-Cash Principal Activity	$(7,359,929.35)

C	Total Student Loan Principal Activity		$120,642,050.49

D	Student Loan Interest Activity
	i	Regular Interest Collections	$4,496,096.55
	ii	Interest Claims Received from Guarantors	157,688.77
	iii	Collection Fees/Returned Items	54,066.41
	iv	Late Fee Reimbursements	197,245.27
	v	Interest Reimbursements	40,135.29
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,266,346.39
	viii	Subsidy Payments	3,246,229.61

	ix	Total Interest Collections	$10,457,808.29

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,043.94
	ii	Capitalized Interest	7,438,566.95

	iii	Total Non-Cash Interest Adjustments	$7,442,610.89

F	Total Student Loan Interest Activity		$17,900,419.18

G	Non-Reimbursable Losses During Collection Period		$74,151.53
H	Cumulative Non-Reimbursable Losses to Date		$333,098.99

III. 2003-8 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$18,578,260.98
	ii	Consolidation Principal Payments	109,326,290.99
	iii	Reimbursements by Seller	16.71
	iv	Borrower Benefits Reimbursements	59,351.41
	v	Reimbursements by Servicer	201.60
	vi	Re-purchased Principal	37,858.15

	vii	Total Principal Collections	$128,001,979.84

B	Interest Collections
	i	Interest Payments Received	$8,655,776.02
	ii	Consolidation Interest Payments	1,510,585.30
	iii	Reimbursements by Seller	48.11
	iv	Borrower Benefits Reimbursements	26,625.76
	v	Reimbursements by Servicer	13,162.92
	vi	Re-purchased Interest	298.50
	vii	Collection Fees/Return Items	54,066.41
	viii	Late Fees	197,245.27

	ix	Total Interest Collections	$10,457,808.29

C	Other Reimbursements		$47,765.27

D	Reserves in Excess of the Requirement		$310,602.20

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$310,878.03

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$139,129,033.63

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,229,099.21)

J	NET AVAILABLE FUNDS		$136,899,934.42

K	Servicing Fees Due for Current Period		$1,080,944.67

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,100,944.67

IV. 2003-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.771%	2.771%	127,424	114,312	31.580%	30.092%	$500,607,114.01	$448,745,585.94	33.383%	32.543%

Grace
Current	2.770%	2.770%	48,742	21,426	12.080%	5.640%	$228,794,285.33	$89,169,265.69	15.257%	6.467%

TOTAL INTERIM	2.771%	2.771%	176,166	135,738	43.660%	35.732%	$729,401,399.34	$537,914,851.63	48.641%	39.010%
REPAYMENT
Active
Current	3.783%	3.683%	104,249	120,780	25.837%	31.794%	$351,783,405.60	$426,275,186.22	23.459%	30.914%
31-60 Days Delinquent	3.606%	3.732%	14,514	11,118	3.597%	2.927%	$46,769,502.88	$35,855,027.63	3.119%	2.600%
61-90 Days Delinquent	3.708%	3.705%	7,250	6,470	1.797%	1.703%	$22,060,790.13	$19,615,480.24	1.471%	1.423%
91-120 Days Delinquent	3.845%	3.682%	4,793	4,611	1.188%	1.214%	$14,709,854.95	$13,804,634.77	0.981%	1.001%
> 120 Days Delinquent	3.643%	3.636%	17,136	18,691	4.247%	4.920%	$49,595,509.32	$53,798,911.43	3.307%	3.902%

Deferment
Current	3.006%	2.977%	40,109	42,769	9.940%	11.259%	$141,238,311.65	$146,644,671.72	9.419%	10.635%

Forbearance
Current	3.651%	3.642%	37,905	36,662	9.394%	9.651%	$140,552,162.29	$136,347,224.66	9.373%	9.888%

TOTAL REPAYMENT	3.595%	3.552%	225,956	241,101	56.000%	63.468%	$766,709,536.82	$832,341,136.67	51.129%	60.362%
Claims in Process (1)	3.892%	3.615%	1,371	3,030	0.340%	0.798%	$3,456,378.16	$8,650,015.73	0.230%	0.627%
Aged Claims Rejected (2)	3.370%	3.879%	1	10	0.000%	0.003%	$698.82	$19,958.62	0.000%	0.001%
GRAND TOTAL	3.195%	3.247%	403,494	379,879	100.000%	100.000%	$1,499,568,013.14	$1,378,925,962.65	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-8 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.192%	218,717	$679,598,176.46	49.285%
- GSL – Unsubsidized	3.099%	142,646	$584,849,180.24	42.413%
- PLUS Loans	4.225%	16,656	$107,868,451.34	7.823%
- SLS Loans	5.415%	1,860	$6,610,154.61	0.479%

- Total	3.247%	379,879	$1,378,925,962.65	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.221%	298,246	$1,183,661,661.70	85.839%
-Two Year	3.358%	60,906	$142,636,549.54	10.344%
-Technical	3.540%	20,697	$52,524,536.85	3.809%
-Other	4.275%	30	$103,214.56	0.007%

- Total	3.247%	379,879	$1,378,925,962.65	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-8 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$8,528,406.11
B	Interest Subsidy Payments Accrued During Collection Period		2,985,295.31
C	SAP Payments Accrued During Collection Period		3,212,793.65
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		310,878.03
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$15,037,373.10
H	Interest Rate Cap Payments Due to the Trust

			Cap

	i	Cap Notional	CAP TERMINATED

	ii	Libor (Interpolated first period)	1.88000%
	iii	Cap %	5.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2003-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000		0.00000%

B	Class A-2 Interest Rate	0.004853333	9/15/04—12/15/04	1.92000%

C	Class A-3 Interest Rate	0.005030278	9/15/04—12/15/04	1.99000%

D	Class A-4 Interest Rate	0.005257778	9/15/04—12/15/04	2.08000%

E	Class B Interest Rate	0.006167778	9/15/04—12/15/04	2.44000%

VIII. 2003-8 Inputs From Previous Quarter 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,499,568,013.14
	ii	Interest To Be Capitalized	23,418,452.59

	iii	Total Pool	$1,522,986,465.73
	iv	Specified Reserve Account Balance	3,807,466.16

	v	Total Adjusted Pool	$1,526,793,931.89

B	Total Note and Certificate Factor		0.75379624013
C	Total Note Balance		$1,526,793,931.89

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.7600775225	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$401,320,931.89	$365,000,000.00	$699,708,000.00	$60,765,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,807,466.16
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$136,899,934.42	$136,899,934.42

B	Primary Servicing Fees-Current Month		$1,080,944.67	$135,818,989.75

C	Administration Fee		$20,000.00	$135,798,989.75

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$135,798,989.75
	ii	Class A-2	$1,947,744.26	$133,851,245.49
	iii	Class A-3	$1,836,051.39	$132,015,194.10
	iv	Class A-4	$3,678,909.17	$128,336,284.93
	vi	Class B	$374,785.02	$127,961,499.91

	vii	Total Noteholder’s Interest Distribution	$7,837,489.84

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$127,961,499.91
	ii	Class A-2	$124,551,482.38	$3,410,017.53
	iii	Class A-3	$0.00	$3,410,017.53
	iv	Class A-4	$0.00	$3,410,017.53
	vi	Class B	$0.00	$3,410,017.53

	vii	Total Noteholder’s Principal Distribution	$124,551,482.38

F	Increase to the Specified Reserve Account Balance		$0.00	$3,410,017.53

H	Carryover Servicing Fees		$0.00	$3,410,017.53

I	Excess to Certificate Holder		$3,410,017.53	$0.00

X. 2003-8 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$1,947,744.26	$1,836,051.39	$3,678,909.17	$374,785.02
	ii	Quarterly Interest Paid		0.00	1,947,744.26	$1,836,051.39	$3,678,909.17	374,785.02

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$124,551,482.38	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	124,551,482.38	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$126,499,226.64	$1,836,051.39	$3,678,909.17	$374,785.02

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/04		$1,526,793,931.89
	ii	Adjusted Pool Balance 11/30/04		1,402,242,449.51

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$124,551,482.38

	iv	Adjusted Pool Balance 8/31/04		$1,526,793,931.89
	v	Adjusted Pool Balance 11/30/04		1,402,242,449.51

	vi	Current Principal Due (iv-v)		$124,551,482.38
	vii	Principal Shortfall from Prior Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$124,551,482.38

	ix	Principal Distribution Amount Paid		$124,551,482.38

	x	Principal Shortfall (viii - ix)		$0.00
C		Total Principal Distribution		$124,551,482.38
D		Total Interest Distribution		7,837,489.84

E		Total Cash Distributions		$132,388,972.22

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GHL3	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GHM1	$401,320,931.89	$276,769,449.51
		A-2 Note Pool Factor		0.7600775225	0.5241845635

	iii	A-3 Note Balance	78442GHN9	$365,000,000.00	$365,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GHP4	$699,708,000.00	$699,708,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	vi	B Note Balance	78442GHQ2	$60,765,000.00	$60,765,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,807,466.16
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$3,807,466.16
	v	Required Reserve Account Balance			$3,496,863.96

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve – Release to Waterfall			$310,602.20
	viii	Ending Reserve Account Balance			$3,496,863.96

XI. 2003-8 Historical Pool Information

			09/01/04-11/30/04	06/01/04-08/31/04	03/01/04-05/31/04	12/01/04-2/29/04	09/01/03-11/30/03	07/07/03-08/31/03
Beginning Student Loan Portfolio Balance			$1,499,568,013.14	$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28	$1,886,517,586.91	$1,985,167,151.88

	Student Loan Principal Activity

	i	Regular Principal Collections	$122,594,780.99	$154,306,618.90	$54,832,495.39	$92,797,396.70	$83,389,968.69	$53,778,933.23
	ii	Principal Collections from Guarantor	5,309,770.98	8,817,680.69	5,399,731.06	3,018,357.70	1,128,309.21	149,917.63
	iii	Principal Reimbursements	97,427.87	86,606.67	246,419.16	141,069.12	1,424,365.78	45,499,752.46
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$128,001,979.84	$163,210,906.26	$60,478,645.61	$95,956,823.52	$85,942,643.68	$99,428,603.32
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$78,637.60	$150,605.30	$86,067.17	$78,983.76	196,483.94	247,885.08
	ii	Capitalized Interest	(7,438,566.95)	(5,674,985.10)	(3,106,976.40)	(4,436,827.98)	(5,932,795.99)	(1,026,923.43)

	iii	Total Non-Cash Principal Activity	$(7,359,929.35)	$(5,524,379.80)	$(3,020,909.23)	$(4,357,844.22)	$(5,736,312.05)	$(779,038.35)

(-)	Total Student Loan Principal Activity		$120,642,050.49	$157,686,526.46	$57,457,736.38	$91,598,979.30	$80,206,331.63	$98,649,564.97

	Student Loan Interest Activity
	i	Regular Interest Collections	$4,496,096.55	$4,906,607.59	$3,830,897.23	$60,497.48	$10,989.08	$947.76
	ii	Interest Claims Received from Guarantors	157,688.77	265,601.99	167,603.84	27,697.11	15,709.05	7,487.73
	iii	Collection Fees/Returned Items	54,066.41	47,027.64	32,865.71	179,811.50	151,591.39	98,027.87
	iv	Late Fee Reimbursements	197,245.27	222,881.11	175,527.74	8,359.69	29,027.21	240,342.35
	v	Interest Reimbursements	40,135.29	166,702.09	185,015.10	—	—	—
	vi	Other System Adjustments	—	—	—	107,368.91	81,071.20	—
	vii	Special Allowance Payments	2,266,346.39	572,452.74	67,666.97	4,379,944.20	4,401,083.36	—
	viii	Subsidy Payments	3,246,229.61	3,695,185.29	3,984,339.43	9,065,911.63	9,512,053.26	3,853,202.80

	ix	Total Interest Collections	$10,457,808.29	$9,876,458.45	$8,443,916.02	$13,829,590.52	$14,201,524.55	$4,200,008.51
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$4,043.94	$616.23	$(519.05)	$4,436,827.98	$5,932,795.99	$1,026,923.43
	ii	Capitalized Interest	7,438,566.95	5,674,985.10	3,106,976.40	4,425,310.73	5,792,692.39	865,743.16

	iii	Total Non-Cash Interest Adjustments	$7,442,610.89	$5,675,601.33	$3,106,457.35	$8,862,138.71	$11,725,488.38	$1,892,666.59

	Total Student Loan Interest Activity		$17,900,419.18	$15,552,059.78	$11,550,373.37	$22,691,729.23	$25,927,012.93	$6,092,675.10
(=)	Ending Student Loan Portfolio Balance		$1,378,925,962.65	$1,499,568,013.14	$1,657,254,539.60	$1,714,712,275.98	$1,806,311,255.28	$1,886,517,586.91
(+)	Interest to be Capitalized		$19,819,622.90	$23,418,452.59	$25,099,027.72	$22,807,688.14	$21,902,614.37	$22,463,867.43

(=)	TOTAL POOL		$1,398,745,585.55	$1,522,986,465.73	$1,682,353,567.32	$1,737,519,964.12	$1,828,213,869.65	$1,908,981,454.34

(+)	Reserve Account Balance		$3,496,863.96	$3,807,466.16	$4,205,883.92	$4,343,799.91	$4,570,534.67	$4,772,453.64

(=)	Total Adjusted Pool		$1,402,242,449.51	$1,526,793,931.89	$1,686,559,451.24	$1,741,863,764.03	$1,832,784,404.32	$1,913,753,907.98

XII. 2003-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$1,908,981,454	24.83%
Dec-03	$1,828,213,870	18.78%
Mar-04	$1,737,519,964	17.83%
Jun-04	$1,682,353,567	15.54%
Sep-04	$1,522,986,466	18.89%
Dec-04	$1,398,745,586	20.12%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.